UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 2, 2008

ARKADOS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Old New Brunswick Road, Suite 202
Piscataway, NJ  08854
(Address of Principal Executive Offices)

(732) 465-9300
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2008, we entered into a Waiver and Amendment Agreement with the holders of 94.48% (the “Consenting Holders”) of $9,283,461.09 issued principal amount of 6% secured convertible debentures due December 28, 2008 (the “Debentures”).  Pursuant to the Waiver and Amendment, the Consenting Holders agreed to waive all potential defaults caused by our not making a scheduled interest payment of approximately $255,000 which became due under the terms of the Debentures, as previously amended on March 3, 2008.  The Consenting Holders agreed to add the interest due to principal and make such a waiver in exchange for the Company issuing additional Debentures equal to 10% of the principal amount of the Debentures held by the Consenting Holders (after adding the past due interest to principal).

The Form of Waiver and Amendment Agreement dated April 2, 2008 is filed with this report as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 with respect to the terms of the issuance of $949,278.76 principal amount of Debentures to the Consenting Holders (the “Additional Debentures”).  We will issue up to an additional $55,422.09 principal amount of Additional Debentures to any holders that join in the Waiver and Amendment after the filing of this report.

The Debentures bear interest at the rate of 6% per annum, payable semi-annually and are convertible at any time at the option of the holder into shares of our common stock at a price of $0.85 per share, subject to adjustment as set forth therein. The debenture and warrants described below must be redeemed by us at a premium if we agree to sell all of the Company’s assets to a third party for cash and cash equivalents.

The form of Debenture, as amended, is filed with this report as Exhibits 4.1.

Upon the occurrence of certain events of default defined in the Debentures, including events of default under the transaction documents related to the financing, the full principal amount of the debentures, together with interest and other amounts owing, become immediately due and payable.  In connection with the issuance of the 6% debentures, we entered into a security agreement, as amended, granting the holders of the Debentures a security interest in our assets to secure our obligations under the debentures. Obligations under the Debentures are guaranteed by Arkados, Inc. and Arkados Wireless Technologies, Inc. our active wholly-owned subsidiaries.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02 with respect to the terms of issuance of the Additional Debentures to the Consenting Holders. Each of the Consenting Holders represented that they were accredited investors and we did not engage a broker or make any general solicitation in connection with the sale of the issuance. The issuance of the Additional Debentures was made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number

4.1	Form of 6% Secured Convertible Debenture due December 28, 2008, as amended April 2, 2008

99.1	Waiver and Amendment Agreement dated April 2, 2008 between Arkados Group, Inc., and certain holders of Arkados Group, Inc. 6% secured convertible debentures due December 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

ARKADOS GROUP, INC.

Dated: April 8, 2008	By:	/s/ Barbara Kane-Burke
Barbara Kane-Burke
Chief Financial Officer